JOINDER SIGNATURE PAGE TO
               THE REGISTRATION RIGHTS AGREEMENT OF AIRTRAX, INC.
                          DATED AS OF NOVEMBER 22, 2004



     The undersigned, having purchased securities of Airtrax, Inc. as of the date set forth below, agrees to be bound by all of the terms and provisions of the Registration Rights Agreement with respect to all the Registrable Securities (as defined in the Registration Rights Agreement) now held or hereafter acquired by the undersigned, in the capacity of an Investor, and the undersigned's signature below shall constitute execution of the Registration Rights Agreement. It is hereby agreed that the undersigned's signature below shall constitute execution of the Registration Rights Agreement, and the undersigned shall be deemed to be an Investor thereunder and shall be entitled to all the rights and benefits as such under the Registration Rights Agreement.


                                   [INVESTOR]


                                              By ___________________________
                                              Name:
                                              Title:

                                              Date of execution: _______________



ACCEPTED AND AGREED:

AIRTRAX, INC


By ___________________________
Name:
Title: